Exhibit 99.4

LETTER TO CLIENTS

Offer by

CAMBRIA ACQUISITION CORP.,

a direct wholly-owned subsidiary of

TESLA, INC.

to Exchange Each Outstanding Share of Common Stock of

MAXWELL TECHNOLOGIES, INC.

for

$4.75 in Fair Market Value of Shares of Common Stock of Tesla

(subject to the minimum as described in the prospectus/offer to exchange and the letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, AT THE END OF MARCH 19, 2019, UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

February 20, 2019

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by Cambria Acquisition Corp. (the “Offeror”), a Delaware corporation and a direct wholly-owned subsidiary of Tesla, Inc., a Delaware corporation (“Tesla”), to exchange each outstanding share of common stock of Maxwell Technologies, Inc., a Delaware corporation (“Maxwell”), par value $0.10 per share (“Maxwell Common Stock”), that has been validly tendered and not validly withdrawn in the offer for a fraction of a share of Tesla’s common stock, par value $0.001 per share (“Tesla Common Stock”), equal to the quotient obtained by dividing $4.75 by the volume weighted average of the daily volume weighted average of the trading sale price of one (1) share of Tesla Common Stock as reported on the Nasdaq Global Select Market for the five (5) consecutive trading days ending on and including the second trading day immediately preceding the expiration of the offer, subject to the minimum, plus cash in lieu of any fractional shares of Tesla Common Stock, without interest and less any applicable withholding taxes. In the event that the Tesla Common Stock price is equal to or less than $245.90, the minimum will apply and each share of Maxwell Common Stock validly tendered and not validly withdrawn in the offer will be exchanged for 0.0193 of a share of Tesla Common Stock. Such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer.”

With respect to shares of Maxwell Common Stock, we (or our nominees) are the holder of record of such shares of Maxwell Common Stock held by us for your account. A tender of such shares of Maxwell Common Stock can be made only by us as the holder of record and pursuant to your instructions. With respect to such shares of Maxwell Common Stock, the enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of Maxwell Common Stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the Offer any or all of such shares of Maxwell Common Stock held by us for your account.

We urge you to read the enclosed prospectus/offer to exchange and the related letter of transmittal regarding the Offer carefully before instructing us to tender your shares of Maxwell Common Stock.

If you wish to have us tender any or all of your shares of Maxwell Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Maxwell Common Stock, all such shares of Maxwell Common Stock owned by you will be tendered unless otherwise specified in your instructions.

YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

Instructions with Respect to the Offer to Exchange

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by Cambria Acquisition Corp. (the “Offeror”), a Delaware corporation and a direct wholly-owned subsidiary of Tesla, Inc., a Delaware corporation (“Tesla”), to exchange each outstanding share of common stock of Maxwell Technologies, Inc., a Delaware corporation (“Maxwell”), par value $0.10 per share (“Maxwell Common Stock”), that has been validly tendered and not validly withdrawn in the offer for a fraction of a share of Tesla’s common stock, par value $0.001 per share (“Tesla Common Stock”), equal to the quotient obtained by dividing $4.75 by the volume weighted average of the daily volume weighted average of the trading sale price of one (1) share of Tesla Common Stock as reported on the Nasdaq Global Select Market for the five (5) consecutive trading days ending on and including the second trading day immediately preceding the expiration of the offer, subject to the minimum, plus cash in lieu of any fractional shares of Tesla Common Stock, without interest and less any applicable withholding taxes. In the event that the Tesla Common Stock price is equal to or less than $245.90, the minimum will apply and each share of Maxwell Common Stock validly tendered and not validly withdrawn in the offer will be exchanged for 0.0193 of a share of Tesla Common Stock. Such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer.”

Check the box if the undersigned wishes to tender ALL of the undersigned’s shares of Maxwell Common Stock:

☐	CHECK HERE TO TENDER ALL SHARES OF MAXWELL COMMON STOCK

Check the box if the undersigned wishes to tender SOME of the undersigned’s shares of Maxwell Common Stock:

☐	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES:

                    SHARES OF MAXWELL COMMON STOCK*

*

If left blank, or if the undersigned checked the box to tender all of the undersigned’s shares of Maxwell Common Stock above, it will be assumed that all shares of Maxwell Common Stock held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares of Maxwell Common Stock above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ACCOUNT NUMBER:

Dated: , 2019

(Signature(s))

(Please Print Name(s))

Address(es):

Area code and telephone number(s):
Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, TESLA, THE OFFEROR OR MAXWELL.